SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of August 30, 2010, is entered into by and among Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”), and the persons identified as “Holder” on the signature pages hereto (the “Holder”).

WHEREAS, the Company has issued the Holder a Warrant to purchase 971,746 shares of the Company’s Common Stock at $0.051454 per share; (the “Warrant”); and

WHEREAS, the Company and the Holder have agreed to exchange the Warrants for a  newly created series of preferred stock of the Company, Series C Convertible Preferred Stock (“Series C Preferred Stock”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.           Definitions.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Series C Certificate of Designation” means the Drinks Americas Holdings, LTD. Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

“Series C Preferred Stock” means up to 5,901 shares of the Company’s Series C Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Series C Certificate of Designation, in the form of Exhibit A hereto.

2.           Exchange of Warrants.  The Holder shall deliver the original Warrants  concurrently with the execution of this Agreement by the Holder.  Within fifteen business days of the receipt of the Warrant, the Company hereby agrees to issue to the Holder 5,901 shares of Series C Preferred Stock. The exchange ratio shall be equal to 1.0 share of Series C Preferred Stock in exchange for each Black-Scholes dollar value at a Black-Scholes value of $5,131 plus a 15% premium or [$5,901].  Holder hereby instructs the Company to Cancel the Warrant.  Holder acknowledges and agrees that as of the date hereof the Warrant is deemed cancelled.

3.           Holder’s Representations and Warranties and Covenants.  Holder hereby represents, warrants and covenants to the Company as follows:

a.         No Registration. Holder  understands that the Series C Preferred Stock and the Series C Conversion Shares (collectively the “Securities”),  have not and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b.            Investment Intent.  Holder is acquiring the Securities for investment for Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Holder further represents that Holder will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Securities.

c.             Investment Experience. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect his own interests.  Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

d.            Access to Data.   Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder.  Such Holder and his advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

e.             Accredited Investor.  Such Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f.             Authorization.

i.         Such Holder has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof.  All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii.            This Agreement, when executed and delivered  Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.           No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Agreement by the Holder or the performance of the Holder’s obligations hereunder.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.           Miscellaneous.

(a)         This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(b)         If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(c)         This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

DRINKS AMERICAS HOLDINGS, LTD.

By: /s/ J. Patrick Kenny
Name: J. Patrick Kenny
Title: Chief Executive Officer

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE OF HOLDER TO
SECURITIES EXCHANGE AGREEMENT
AMONG DRINKS AMERICAS HOLDINGS, LTD. AND
THE HOLDERS THEREUNDER

Name of Holder: Fred Schulman

By: /s/ Fred Schulman

Name: Fred Schulman

Title: Director